UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2016 (May 3, 2016)

Western Asset Mortgage Capital Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard
Pasadena, California	91101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(626) 844-9400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2016, the board of directors of Western Asset Mortgage Capital Corporation (the “Company”) appointed Lisa Meyer to serve as the Chief Financial Officer of the Company, effective as of June 6, 2016.  Since November 16, 2015 Ms. Meyer has been serving as the Company’s interim Chief Financial Officer pursuant to an agreement between Western Asset Management Company, the external manager of the Company (the “Manager”), and FTI Consulting, Inc. (“FTI”), of which Ms. Meyer is currently an employee.  As of June 6, 2016, Ms. Meyer will become an employee of the Manager dedicated to serving as the Company’s Chief Financial Officer.  Consistent with the existing Management Agreement between the Manager and the Company, the Manager will compensate Ms. Meyer and the Company will reimburse the Manager for such expenses.  Beginning as of June 6, 2016, the Manager will pay Ms. Meyer an annual base salary of $300,000.  For the period from June 6, 2016 through March 31, 2017, the Manager will guarantee Ms. Meyer a discretionary bonus of not less than $450,000, up to 20% of which may be delivered in the form of deferred equity of the Manager’s corporate parent, an award in the Manager’s employee deferred incentive plan or both.

Lisa Meyer, age 51, is currently a Managing Director of FTI (NYSE: FCN), in the Real Estate Solutions practice where she focuses on Securities and Exchange Commission and accounting principles generally accepted in the United States of America (“GAAP”) reporting and internal control reviews for Real Estate Investment Trusts (“REITs”), as well as real estate private equity funds and real estate companies. Ms. Meyer has over 21 years of experience in the real estate industry working with publicly traded mortgage REITs, public non-traded REITs, private real estate companies, real estate operators and private equity funds.  Prior to joining FTI, from 2005 to 2011 Ms. Meyer served as the chief accounting officer for NorthStar Realty Finance Corp. (NYSE: NRF).  She also previously served as the chief financial officer/chief accounting officer of two, public non-traded real estate investment trust companies, NorthStar Real Estate Income Trust and NorthStar Senior Care Trust. Ms. Meyer joined NorthStar Realty Finance Corp. from Ernst & Young LLP where, from 1994 through 2005, she worked in the Global Real Estate Group, most recently serving as an Assurance Senior Manager, focusing on complex and specialized accounting and audit issues for a diverse group of publicly traded and privately held real estate clients. Ms. Meyer received a B.A. in accounting and economics from the City University of New York - Queens College and she is a Certified Public Accountant in the State of New York.

Other than as described above, there is no arrangement or understanding between Ms. Meyer and any other person pursuant to which she was selected as an officer of the Company.  There are no family relationships between Ms. Meyer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  There have been no transactions between Ms. Meyer and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.  Other than as described above, there is no material plan, contract, arrangement to which Ms. Meyer was a party or in which she participated in connection with her appointment as Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:	/s/ Adam C. E. Wright
	Name:	Adam C. E. Wright
	Title:	Assistant Secretary

Date: May 3, 2016